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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF QUINTEL COMMUNICATIONS, INC.

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
                                                                     STATE OF INCORPORATION
                           SUBSIDIARY                                   OR ORGANIZATION
                           ----------                                ----------------------
 1.  MultiBuyer, Inc.                                                    Delaware
 2.  Quintelcomm, Inc.                                                   Delaware
 3.  Quintel Financial Information Services, Inc.                        Delaware
 4.  Calling Card Company, Inc.                                          New York
 5.  New Lauderdale L.C.                                                 Florida
 6.  N.L. Corp.                                                          Delaware
 7.  Creative Direct Marketing, Inc.                                     Delaware
 8.  Quintel Hair Products, Inc.                                         Delaware
 9.  Quintel Products, Inc.                                              Delaware
10.  Quintelco., Inc.                                                    Delaware
11.  Quintel Psychic Zone, Inc.                                          Delaware
12.  Quintel LaBuick Products, LLC                                       Delaware
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